SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 14, 2009

                         FIRST FEDERAL BANKSHARES, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                         0-25509               42-1485449
  ---------------------------      ---------------------      ----------------
(State or Other Jurisdiction)      (Commission File No.)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


329 Pierce Street, Sioux City, Iowa                                   51101
-----------------------------------                                   -----
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code:  (712) 277-0200
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01  Regulation FD Disclosure

     On August 14, 2009, Vantus Bank (the "Bank"), the wholly owned federal savings bank subsidiary of First Federal Bankshares, Inc. (the "Company"), received a letter from the Office of Thrift Supervision (the "OTS"), the primary federal regulator of the Company and the Bank, notifying the Bank (i) that the Bank's capital restoration plan submitted to OTS on June 15, 2009 was unacceptable, and (ii) of OTS' intention to issue to the Bank a Prompt Corrective Action Directive ("PCA Directive").

     Any restrictions or limitations applicable to the Bank pursuant to the Cease and Desist Order (the "Cease and Desist Order") the Company consented to, dated July 31, 2009, and previously disclosed in the Company's Form 8-K on August 5, 2009, remain in effect.

     The Bank has until August 27, 2009 to provide a written response to the OTS's Notice of Intent to Issue the PCA Directive, or alternatively, to enter into a Stipulation and Consent to PCA Directive (the "Stipulation and Consent") whereby the Bank stipulates and consents to the terms set forth in the PCA Directive.

     It is the Bank's intention to enter into the Stipulation and Consent, and management has already taken steps to comply with the terms of the PCA Directive as many of these requirements are similar to, or the same as, the requirements imposed on the Bank and the Company under the Cease and Desist Order.

Stipulation and Consent to PCA Directive
----------------------------------------

     By resolution of the Board of Directors, the Bank will consent to the PCA Directive (the "Stipulation and Consent"). In the Stipulation and Consent, the Board will consent to OTS's appointment of a conservator or receiver for the Bank, and this consent will remain in effect until such time as OTS determines that the Bank has become "adequately capitalized" as defined under applicable law.

     Additionally, the Stipulation and Consent authorizes (i) the OTS to provide otherwise confidential information about the Bank to third parties to facilitate the possible acquisition of the Bank by a qualified buyer, sale of the Bank's assets or the purchase of the Bank's branches, or the possible merger of the Bank with a qualified merger partner, and (ii) the FDIC to provide otherwise confidential information to third parties to facilitate the liquidation or other resolution of the Bank in anticipation of the possible appointment of FDIC as conservator, receiver, or other legal custodian. The Bank also agrees that it will cooperate fully with FDIC to avoid a loss or otherwise minimize exposure to the insurance fund.

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PCA Directive
-------------

     The PCA Directive imposes substantial restrictions on the operations of the Bank and requires that the Bank take certain actions and receive prior approval for a significant number of activities.

     IMPROVING CAPITAL

     Pursuant to the PCA Directive, the Bank must be recapitalized prior to September 30, 2009, by (a) merging with or being acquired by another financial institution, financial holding company, or other entity, or (b) the sale of all or substantially all of the Bank's assets and liabilities to another financial institution, financial institution holding company, or other entity, whereby the resulting depository institution would be at least "adequately capitalized."

     OPERATING RESTRICTIONS

     The Bank must comply with all of the mandatory prompt corrective action provisions set forth under federal law that automatically apply to the Bank based upon the Bank's prompt corrective action capital category. These provisions include:

     o No capital distributions shall be made without the prior written approval of the OTS.

     o No management fees shall be paid to any person having control of the Bank if:

                  (i) the Bank is not adequately capitalized or (ii) after making the payment, the Bank would be undercapitalized.

     o The Bank shall not permit its average total assets during any calendar quarter to exceed its average total assets during the preceding quarter.

     o The Bank shall not, directly or indirectly, acquire any interest in any company or insured depository institution, establish or acquire any additional branch office, or engage in any new line of business, unless (i) the OTS has accepted the Bank's capital restoration plan, the Bank is in compliance with the plan, and the OTS determines that the action is consistent with, and will further achievement of the plan, or (ii) the FDIC Board of Directors approves the action.

     o The Bank shall not, without the OTS's prior written approval, (i) pay any bonus to any Senior Executive Officer or (ii) provide compensation to any Senior Executive Officer exceeding that Officer's average rate of compensation (excluding bonuses, stock options, and profit-sharing) during the 12 calendar months preceding the calendar month in which the Bank became undercapitalized.

     o The Bank shall use its assets, facilities, and staff only for the benefit of the Bank and shall not share or otherwise use, directly or indirectly, its assets, facilities, or staff for the benefit of any affiliate or other company.

     o The Bank shall restrict the rates it pays on deposits to the prevailing rates of interest on deposits of comparable amounts and

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

          maturities in the Bank's normal market area, as determined by the OTS. Nothing in the PCA Directive shall be construed as requiring a reduction of rates paid on outstanding time deposits prior to their renewal.

     o Having determined that the following pose excessive risk to the Bank, the Bank, directly or indirectly, shall not do any of the following without prior written approval from the OTS:

           i. release any borrower or guarantor from personal or corporate liability on any loan or extension of credit granted by the Bank, except when the outstanding balance of the loan and other outstanding loans to the borrower or guarantor have been paid in full;

           ii. originate, acquire, or purchase any loan, extension of credit, line of credit, or participation except as otherwise permitted by the PCA Directive;

           iii. make or commit to make any investment in any service corporation, finance subsidiary, or operating subsidiary, or any subsidiary of a service corporation in real estate or equity securities;

           iv. enter into any joint venture or limited partnership agreement, directly or indirectly;

           v.     engage  in  forward  commitment,   futures   transaction,   or
                  financial options transaction;

           vi. enter into any new contract or agreement for the purchase, sale, or lease of goods, materials, equipment, supplies, services or capital assets, except; however, this restriction does not apply to contracts or agreements to be entered into in the normal course of business where the amount of each contract or agreement does not exceed twenty thousand dollars ($20,000);

           vii. enter into any lease or contract for the purchase or sale of real estate or of any interest therein;

           viii. encumber any of its property or other assets, except; however, that the Bank may pledge its assets in connection with borrowings necessary to meet liquidity needs;

           ix. incur any material obligation or contingent liability, except as otherwise permitted by the PCA Directive;

           x.     establish any loan production office or agency office;

           xi.    accept any non-cash capital contribution;

           xii. accept deposits or renewals or roll-overs of prior deposits, from correspondent depository banks;

           xiii.  accept new retirement or employee benefit plan deposits;

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           xiv.   accept,  renew, or rollover any funds not fully insured by the
                  FDIC;

           xv.    purchase any bank-owned life insurance (BOLI); or

           xvi.   extend  any  credit  to  executive  officers,   directors,  or
                  principal shareholders.

     Additional restrictions on the Bank pursuant to the PCA Directive include the following:

     o The Bank and any subsidiary thereof shall not issue any securities or enter into any agreement, letter of intent, or understanding to merge, consolidate, sell all or substantially all of its assets and liabilities, or otherwise be acquired, or enter into any agreement or understanding to reorganize unless (i) the Bank has provided the OTS with prior written notice of its intention to take such action, and
          (ii) following such notice, the OTS has provided the Bank with prior written notice of its non-objection to the proposed action by the Bank.

     o The Bank must monitor its own PCA capital ratios and if the Bank improves from a lower to a higher PCA capital category, it must continue to comply with each provision of the PCA Directive except to the extent the provision shall be modified, terminated, suspended or set aside by the OTS in writing.

     o If the Bank falls into a lower PCA capital category, it must comply immediately with the appropriate additional restrictions provided for under the law.

     o The Bank must submit reports to the OTS every two weeks to update the OTS with the Bank's compliance with the PCA Directive.

     The Bank may, however, engage in the following activities:

           i. the Bank must limit its lending activity to the origination of owner-occupied, Qualifying Mortgage Loans, as defined in 12 CFR ss.567.1, underwritten in accordance with the criteria established, at the time of loan origination, for loans:

                    (A)  Purchased  by Federal  Home Loan  Mortgage  Corporation
                     (FHLMC) or Federal National Mortgage Association (FNMA),

                    (B) Guaranteed by the Department of Veterans Affairs against default ("VA Mortgage"), or

                    (C) Insured by the Federal  Housing  Administration  against default ("FHA Mortgage");

           ii. the Bank may make loans fully secured by savings or time deposit accounts over which the Bank establishes proper collateral controls; and

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           iii.   honor legally  binding  commitments on  outstanding  revolving lines of credit.

     The Stipulation and Consent and the PCA Directive will be filed by the Registrant at the time that they are entered into by the Bank.

Item 9.01.  Financial Statements and Exhibits
            ---------------------------------

            (a)   Not Applicable.

            (b)   Not Applicable.

            (c)   Not Applicable.

            (d)   Not applicable.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FIRST FEDERAL BANKSHARES, INC.



DATE: August 20, 2009                  By: /s/ Levon Mathews
                                           ------------------------------------
                                           Levon Mathews
                                           President and Chief Executive Officer


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